Exhibit 99.4

January 3, 2014

Fidelity & Guaranty Life

1001 Fleet Street, 6th Floor

Baltimore, MD 21202

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Jefferies LLC

As Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o	Jefferies LLC
520 Madison Avenue
New York, NY 10022

Dear Sirs:

Reference is made to the lockup agreement between Harbinger Group Inc. (“HGI”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (together with Credit Suisse and J.P. Morgan, the “Representatives”), dated December 12, 2013 (the “Lock-Up Agreement”). As permitted by the Lock-Up Agreement, HGI has transferred its ownership of Fidelity & Guaranty Life’s common stock to the undersigned, its direct wholly-owned subsidiary.

The undersigned hereby agrees to be bound by the terms of the Lock-Up Agreement.

FS HOLDCO LTD.

By:	/s/ Willard C. Rinehimer
	Name:	Willard C. Rinehimer
	Title:	Chief Operating Officer & Chief Actuary